EXHIBIT 23.02


     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Annual Report of EACO Corporation on Form 10-K and in Registration Statement Nos. 33-11684, 33-12556 and 333-98327 of EACO Corporation on Forms S-8 of our report dated March 29, 2005 (March 27, 2006, as to the effects of the reclassification for discontinued operations described in Note 2), appearing in the 2005 Annual Report to Shareholders of EACO Corporation for the year ended December 28, 2005.


Deloitte & Touche LLP
Jacksonville, Florida

March 27, 2006
